Exhibit 11


                          CASEY'S GENERAL STORES, INC.
                        Computation of Per Share Earnings


                                                         Three Months Ended
                                                             January 31,
                                                   1998               1997
                                                   ----               ----
BASIC EARNINGS PER SHARE

Weighted average number of
  shares outstanding                               52,545,746        52,450,412
                                                   ----------        ----------

Net income                                        $ 7,362,944         5,536,435
                                                   ----------        ----------

Basic earnings per common
  share                                           $       .14               .11
                                                   ----------        ----------

DILUTIVE EARNINGS PER SHARE

Weighted average number of
  common and common
  equivalent shares:

    Weighted average number of
      shares outstanding                           52,545,746        52,450,412
                                                   ----------        ----------

    Shares applicable to
      stock options                                   313,176          111,658
                                                    ---------        ----------

                                                   52,858,922        52,566,070
                                                   ----------        ----------

Net Income                                        $ 7,362,944         5,536,435
                                                   ----------        ----------


Dilutive earnings per common
  and common equivalent share                     $       .14               .11
                                                   ----------        ----------



                          CASEY'S GENERAL STORES, INC.
                        Computation of Per Share Earnings


                                                     Nine Months Ended
                                                        January 31,
                                                   1998                1997
BASIC EARNINGS PER SHARE

Weighted average number of
  shares outstanding                            52,525,046          52,450,412
                                                ----------          ----------

Net income                                     $28,711,540          23,312,272
                                                ----------          ----------

Basic earnings per common
  share                                        $      .55                  .44
                                                ---------           ----------

DILUTIVE EARNINGS PER SHARE

Weighted average number of
  common and common
  equivalent shares:

    Weighted average number of
      shares outstanding                       52,525,046           52,450,412
    Shares applicable to
      stock options                               313,176              123,910
                                               ----------           ----------

                                               52,838,222           52,574,322
                                               ----------           ----------

Net Income                                    $28,711,540           23,312,272
                                               ----------           ----------

Dilutive earnings per common
  and common equivalent share                 $       .54                  .44
                                               ----------           ----------

